                                                                      Exhibit 21

                    SUBSIDIARIES OF RELATIONSERVE MEDIA, INC.

RelationServe Access, Inc., a Delaware Corporation
Friendsand, Inc., a Delaware Corporation
SendTec Acquisition Corp., a Delaware Corporation